Exhibit 5.1

July 8, 2015

Memorial Resource Development Corp.

500 Dallas Street, Suite 1800

Houston, Texas 77002

Re:	Memorial Resource Development Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Memorial Resource Development Corp., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), (a) by the Company of an indeterminate aggregate amount of securities (the “Company Securities”) consisting of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Company Equity Securities”), (iii) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”), and (iv) guarantees (the “Guarantees”) of Company Debt Securities by one or more of the guarantors (the “Subsidiary Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”), or any combination of the foregoing, and (b) by the selling stockholders named in the Registration Statement of up to 98,261,983 shares of Common Stock (the “Secondary Shares”), each on terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.1 to the Registration Statement to be entered into by the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture; (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.2 to the Registration Statement to be entered into by the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Company Debt

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July 8, 2015

Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture; and (iii) such corporate or limited liability company records of the Company and the Subsidiary Guarantors and other certificates and documents of officials of the Company and the Subsidiary Guarantors and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have assumed that, upon sale and delivery, valid book-entry notations for the delivery of the Secondary Shares in uncertificated form will have been duly made in the share register of the Company. We have also assumed the existence and entity power of each party to the Indenture other than the Company and the Subsidiary Guarantors. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Subsidiary Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to Company Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Company Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Common Stock is issuable upon exchange or conversion of Company Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued (a) upon exchange or conversion of any Company Securities constituting Preferred Stock that are exchangeable for or convertible into Common Stock or (b) upon exchange or conversion of any Company Securities constituting Debt Securities that are exchangeable for or convertible into Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.

With respect to Company Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters; (ii) the Board of Directors of the Company or duly authorized committee thereof (the “Board”) has taken all necessary corporate action to designate and establish the

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July 8, 2015

terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware; and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Company Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exchange or conversion of any Company Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3.

With respect to Company Securities constituting Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees), when (i) the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the Subsidiary Guarantors (together with the Company, the “Obligors”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters; (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, the applicable Subsidiary Guarantors) with the terms of such Debt Securities and, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in such Indenture or such a supplemental indenture or such an officers’ certificate delivered pursuant thereto; (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); and (iv) such Debt Securities (including, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Preferred Stock, the certificate of designations therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such

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Debt Securities (including (a) if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees and (b) any Debt Securities duly issued upon exchange or conversion of Company Securities constituting any Preferred Stock that is exchangeable for or convertible into Debt Securities) (x) will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors, and (y) will be valid and binding obligations of each such Obligor, enforceable against each such Obligor in accordance with their terms.

4.	The Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that, in the case of each offering and sale of Company Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Company Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Company Securities; (iii) such Company Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Company Securities constitute (a) Common Stock or Debt Securities issuable upon exchange or conversion of Company Securities constituting Preferred Stock, or (b) Company Equity Securities issuable upon exchange or conversion of Company Securities constituting Debt Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Company Securities will have been duly authorized, executed and delivered by the issuer thereof and the other parties thereto; (v) at the time of the issuance of such Company Securities, the Company or, if such Company Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors (a) will continue to be validly existing and continue to be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will continue to have the necessary corporate or limited liability company power and due authorization, and the organizational or charter documents of the Company or, if such Company Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors, will continue to be in full force and effect and will not

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have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Company Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company or, if such Company Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors, and the terms of such Company Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and, if such Company Securities constitute Debt Securities, in conformity with the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolutions of the Board relating to such Debt Securities; (vii) if such Company Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Company Securities constituting Preferred Stock, the certificate of designations therefor or (B) such Company Equity Securities are issuable upon exchange or conversion of Company Securities constituting Debt Securities, the applicable Indenture therefor) will not be less than the par value of such Common Stock or Preferred Stock, as applicable; (viii) if (a) such Company Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Company Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken or (b) if such Company Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Company Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 3 above will have been taken; (ix) if (a) such Company Securities constitute Preferred Stock that is exchangeable for or convertible into Company Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and to reserve such Common Stock for issuance upon such exchange or conversion or (b) such Company Securities constitute Debt Securities that are exchangeable for or

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convertible into Securities constituting Common Stock or Preferred Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Company Equity Securities upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Company Equity Securities for issuance upon such exchange or conversion; (x) if such Company Securities constitute Company Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company; (xi) if such Company Securities constitute Company Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Subsidiary Guarantors; and (xii) if such Company Securities constitute Debt Securities, the Indenture will constitute the legal, valid and binding obligation of each party thereto other than the Obligors party thereto, enforceable against such party in accordance with its terms.

(B)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Delaware General Corporation Law (the “DGCL”); (iii) the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”); and (iv) the Laws of the State of New York. As used herein, the terms “DGCL” and “Delaware LLC Act” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

(C)	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I

Subsidiary Guarantors

Jurisdiction of Incorporation, Formation or Organization

Beta Operating Company, LLC	Delaware
Memorial Resource Finance Corp.	Delaware
MRD Operating LLC	Delaware